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                                                      SCHEDULE A TO EXHIBIT 10.2

         The following individuals entered into Split-Dollar Agreements with the subsidiaries of Park National Corporation ("Park") identified below which are identical to the Split-Dollar Agreement, dated May 17, 1993, between William T. McConnell, Chairman of the Board and a Director of Park and of The Park National Bank ("Park National Bank") and Park National Bank filed as Exhibit 10(f) to Park's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 (File No. 0-18772):

                                                                 Subsidiary of Park
    Name and Positions Held With Park        Date of Split-      which is Party to
 and/or Principal Subsidiaries of Park      Dollar Agreement   Split-Dollar Agreement
-----------------------------------------  ------------------  ----------------------
C. Daniel DeLawder - President, Chief      May 26, 1993        Park National Bank
Executive Officer and a Director of Park
and of Park National Bank; a Director of
The Richland Trust Company; a Director
of Second National Bank

John W. Kozak - Chief Financial Officer    June 2, 1993        Park National Bank
of Park; Senior Vice President and Chief
Financial Officer of Park National Bank;
a Director of Century National Bank

William A. Phillips - a Director of Park;  May 22, 1998        Century National Bank
Chairman of Board and a Director of
Century National Bank

David L. Trautman - Secretary of Park;     September 23, 1993  Park National Bank
Executive Vice President and a Director
of Park National Bank; Chairman of the
Board and a Director of The First-Knox
National Bank of Mount Vernon; a
Director of United Bank, N.A.